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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT



                                                                                                        STATE OF
                                                                                     PERCENTAGE OF    INCORPORATION
PARENT                                                   SUBSIDIARY                    OWNERSHIP     OR ORGANIZATION
----------------------------------------  ----------------------------------------  ---------------  ---------------
Progressive Bancorp, Inc.                 Pekin Savings Bank                              100%           Illinois
Pekin Savings Bank                        Pekin Financial Service Corporation             100%           Illinois